UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 8, 2013 (April 3, 2013)
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MOHAWK INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or other Jurisdiction of Incorporation or Organization)	01−13697 (Commission File Number)	52-1604305 (I.R.S. Employer Identification No.)

160 South Industrial Blvd.
Calhoun, Georgia 30701
(Address of principal executive offices) (Zip Code)

(706) 629-7721
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On April 3, 2012, pursuant to the terms of the purchase agreement dated December 20, 2012, by and between Mohawk Industries, Inc. (the “Company”), its subsidiary, Mohawk International Holdings (DE) Corporation (“Purchaser”), LuxELIT S.á r.l., a Luxembourg limited liability company, and Finceramica S.p.A., an Italian corporation (collectively the “Sellers”), an assignee of Purchaser, Marazzi Acquisition S.r.l., acquired all of the outstanding shares of Fintiles S.p.A., an Italian corporation from the Sellers for a purchase price of approximately $1.5 billion paid with a combination of cash and common stock of the Company (the “Transaction”).
A copy of the press release announcing the closing of the Transaction is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits

99.1	Press Release of Mohawk Industries, Inc., issued on April 3, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Dated: April 8, 2013	By: /s/ James T. Lucke
Name: James T. Lucke
Title: Vice President, General Counsel    and Secretary

INDEX TO EXHIBITS
Exhibit

99.1	Press Release of Mohawk Industries, Inc., issued on April 3, 2013.